EXHIBIT 10.28

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT is made as of the 10th day of October, 2001, and is by and between Winland Electronics, Incorporated, a Minnesota corporation (the “Borrower”), and Wells Fargo Bank Minnesota, National Association, a national banking association (the “Bank”) and successor-in-interest to Norwest Bank Minnesota South, National Association.

REFERENCE IS HEREBY MADE to that certain Term Loan and Credit Agreement dated July 31, 1998, as amended by a First Amendment dated October 23, 1998, by a Second Amendment dated September 29, 1999, by a Third Amendment dated September 26, 2000, and by a Fourth Amendment dated November 27, 2000 (as amended, the “Credit Agreement”), made between the Borrower and the Bank (or its predecessor-in-interest).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

WHEREAS, the Second Line has terminated; and,

WHEREAS, the Borrower has requested the Bank to extend the Line to November 30, 2001; and,

WHEREAS, the Bank is willing to grant the Borrower’s request, subject to the provisions of this Fifth Amendment;

NOW, THEREFORE, in consideration of the premises and for other valuable consideration received, it is agreed as follows:

1.                                      Section 1.2 of the Credit Agreement is hereby amended by changing the date referenced in the first sentence of said Section from “August 31, 2001” to “November 30, 2001.”

2.                                      The Borrower and the Bank hereby acknowledge that the Second Line has terminated, and there is no outstanding indebtedness thereunder.  Accordingly, the Credit Agreement is hereby amended by deleting all references to the Second Line, the Second Revolving Note, and the Second Line Availability Period.  Without limiting the generality of the foregoing, the Credit Agreement is hereby further amended by deleting Section 1A in its entirety.

3.                                      Simultaneously with the execution of this Fifth Amendment, the Borrower shall execute and deliver to the Bank a new promissory note (which, for purposes of this Fifth Amendment only, shall be referred to herein as the “New Revolving Note”) in the face amount of $3,500,000.00, and in form and content acceptable to the Bank.  The New Revolving Note shall replace, but shall not be deemed payment or satisfaction of, the Revolving Note dated September 26, 2000 made by the Borrower in the face amount of

$3,500,000.00 payable to the Bank.  All references in the Credit Agreement to the “Revolving Note” shall be deemed to mean the New Revolving Note.

4.                                       The Borrower hereby represents and warrants to the Bank as follows:

A.                                   As of October 10, 2001, the outstanding principal balance of Revolving Note was $2,619,501.40, and accrued but unpaid interest thereon equaled $1,569.10.

B.                                     As of October 10, 2001, the outstanding principal balance of the Term Note dated September 29, 1999 made by the Borrower in the face amount of $530,052.64 was $493,758.78, and accrued but unpaid interest thereon equaled $907.82.

C.                                     As of the date of this Fifth Amendment, (i) each of the representations and warranties referred to in Section 7 of the Credit Agreement is true, and (ii) except as expressly waived in writing by the Bank, there exists no event of default under Section 9 of the Credit Agreement, nor does there exist any event which, with the giving of notice or the passage of time, or both, could become such an event of default.

D.                                    The Credit Agreement and the Notes constitute valid, legal and binding obligations owed by the Borrower to the Bank, subject to no counterclaim, defense, offset, abatement or recoupment.

E.                                      The execution, delivery and performance of this Fifth Amendment and the New Revolving Note by the Borrower are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Borrower’s Articles of Incorporation or By-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

F.                                      All financial statements delivered to the Bank by or on behalf of the Borrower, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of the Borrower from August 31, 2001 to the date hereof.

5.                                       Upon request by the Bank, the Borrower shall deliver a corporate certificate of authority to the Bank dated as of the date of this Fifth Amendment, and in form and content acceptable to the Bank.

6.                                       Except as expressly modified by this Fifth Amendment, the Credit Agreement remains unchanged and in full force and effect.  All references in the Term Note identified in Section 4(B) of this Fifth Amendment shall be deemed to be references to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Fifth Amendment as of the date first written above.

WINLAND ELECTRONICS, INCORPORATED		WELLS FARGO BANK MINNESOTA NATIONAL ASSOCIATION

By:	/s/ Jennifer A. Thompson	By:	/s/ Illegible

Its:	CFO	Its:	AVP/Business Banker

Wells Fargo Bank Minnesota, National Association	Revolving Note

$3,500,000.00	October 10, 2001

FOR VALUE RECEIVED, Winland Electronics, Incorporated (the “Borrower”) promises to pay to the order of Wells Fargo Bank Minnesota, National Association (the “Bank”), at its Mankato Office or such other address as the Bank or holder may designate from time to time, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND AND N0/100 DOLLARS ($3,500,000.00), or the amount shown on the Bank’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below.  Absent manifest error, the Bank’s records will be conclusive evidence of the principal and accrued interest owing hereunder.

INTEREST RATE.  The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Base Rate, floating.  The Base Rate is the “base” or “prime” rate of interest established by the Bank (or its successor) from time to time.

INTEREST AFTER MATURITY.  The unpaid principal balance and interest due under this Revolving Note after maturity (whether this Revolving Note matures by demand, acceleration or lapse of time) shall bear interest until paid at the Base Rate plus 1.00%, floating.

REPAYMENT TERMS

Interest.  Interest will be payable on the first day of each month, beginning November 1, 2001.

Principal.  Principal, and any unpaid interest, shall be payable in a single payment due on November 30, 2001.

ADDITIONAL TERMS AND CONDITIONS.  This Revolving Note is issued pursuant to a Term Loan and Credit Agreement dated July 31, 1998, as amended by a series of amendments, including a Fifth Amendment of even date herewith (as amended, the “Agreement”), made between the Borrower and the Bank (or its predecessor-in-interest).  The Agreement contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this Revolving Note by reference.  Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.  The Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by the Bank if this Revolving Note is not paid as provided above.  This Revolving Note shall be governed by the substantive laws of the State of Minnesota.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  Borrower and any other person who signs, guarantees or endorses this Revolving Note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this Revolving Note.

WINLAND ELECTRONICS, INCORPORATED

By:	Jennifer A. Thompson

Its:	CFO